Exhibit 10.10


                         MANAGEMENT CONSULTING AGREEMENT


         THIS MANAGEMENT CONSULTING AGREEMENT, dated as of this 1st day of January, 2001, by and between MERCURY WASTE SOLUTIONS, INC. (the "Company") and BANKERS AMERICAN CAPITAL CORPORATION (the "Consultant").

         WHEREAS, the Company is in the business of recycling high intensity lamps and distilling/retorting mercury, and

         WHEREAS, Company has requested that Consultant provide Company with management, operational, tax planning and other consulting and administrative services;

         WHEREAS, Company and Consultant desire to enter into this Agreement with respect to the management and consulting services to be provided by Consultant to Company, upon the terms herein specified.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

         1. Appointment. The Company hereby appoints Consultant to render services to the Company relating to the management of the businesses and operations of the Company, as well as providing tax planning, and other administrative services as requested by the Company from time to time during the term of this Agreement, as herein contemplated.

         2. Services to be Provided. Subject to such guidelines and limitations as the Board of Directors of the Company may from time to time impose, during the term of this Agreement, Consultant shall have the authority to administer, manage, and consult with the officers of the Company with respect to the businesses and properties of the Company, and Consultant, generally, shall render such services as may be required in connection with the supervision and administration of the businesses and properties of the Company. In addition, Consultant shall provide such other tax planning, accounting, and administrative services as Company requests from time to time.

         3. Conflicts of Interest. The Company acknowledges that Consultant shall devote as much time to the management of the Company and its businesses and properties as Consultant may deem to be necessary under the circumstances. The Company understands and agrees, however, that, Consultant may engage in other businesses.

         4. Exculpation. Consultant shall be exculpated from liability in connection with the acceptance, performance or nonperformance of its duties hereunder to the same extent that directors or officers of a corporation are entitled to elimination of personal liability under


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Minnesota law other than for gross negligence or willful misconduct. Consultant shall incur no liability with respect to any action taken by it in reliance upon any notice, direction, instruction, consent, statement or other paper or document provided to it by the Company, or any of its authorized representatives. In all matters or questions arising under this Agreement which Consultant, in its sole discretion and at its own expense, may seek and rely on the advice of counsel, and such advice and reliance is made and taken in good faith based on such advice, Consultant shall not be liable to any party, including the Company, or its successors and assigns, for its actions so taken, whether or not such actions may constitute gross negligence or willful misconduct.

         5. Indemnification of Consultant.

                  A. The Company agrees to indemnify and hold harmless Consultant from and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of counsel chosen by Consultant) as and when incurred arising out of, in connection with or based upon Consultant's performance of any of its duties under this Agreement.

                  B. Consultant shall give the Company prompt notice of any claim asserted or threatened against Consultant on the basis of which Consultant intends to seek indemnification from the Company as herein permitted; however, the obligations of the Company under this Section 5 shall not be conditioned upon receipt of such notice.

                  C. Expenses incurred by Consultant in connection with any action, suit, proceeding, or appeal thereof, described in
                  Section 5(a) above, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding within 20 day following receipt of a notice from Consultant specifying the amount of such expenses actually incurred by Consultant in connection with such action, suit, or proceeding.

                  D. The indemnification agreement provided for in this Section 5 shall survive the termination of this Agreement.

                  E. Notwithstanding any other provision of this Section 5 to the contrary, the Company shall not be liable to indemnify Consultant in connection with any claim against Consultant (i) if a court of competent jurisdiction has rendered a final decision that indemnification relating to the claim would be unlawful; (ii) if a final decision by a court of competent jurisdiction shall adjudge the conduct of Consultant to have been taken not in good faith or not in a manner reasonably believed to be in or not opposed to the best interests of the Company; and (iii) if

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                  the claim is based upon Consultant deriving an unlawful
                  benefit and a court of competent jurisdiction adjudges that such benefit was unlawful in a final decision.

         6. Fees. For services to be performed under this Management Consulting Agreement, the Company shall pay to Consultant a fee in the amount of $10,000, determined without regard to the income of the Company, payable monthly in advance on the first day of each month.

         7. Status of Parties. In the performance of its services under this Agreement, Consultant shall be and is an independent contractor; provided, however, in the event that Consultant acts on behalf of the Company with respect to third parties, Consultant shall be deemed to do so as an agent of the Company on behalf of the Company. Based on the foregoing, Consultant shall not and will not incur contractual or other liability solely because or as a result of its status as a party hereto. The relationship between Consultant and the Company is and shall solely be contractual.

         8. Successors and Assigns. This Agreement shall be binding on the parties hereto, their successors and assigns; provided, however, that this Agreement may not be assigned by either party without the consent of Board of Directors of the Company.

         9. Term. This Agreement and the performance of Consultant's services pursuant hereto shall be for a term of one (1) year from the date hereof, and shall terminate on January 1, 2002, unless extended in writing executed by both parties.


         10. Governing Law. All questions concerning the validity, operation, interpretation, and construction of this Agreement shall be governed by and determined in accordance with the internal laws of the State of Minnesota, and all actions or claims under this Agreement shall be properly venued only in the County of Hennepin, State of Minnesota.

         IN WITNESS WHEREOF, the parties have caused this Management Consulting Agreement to be duly executed as of the date first written above.

         COMPANY:                      MERCURY WASTE SOLUTIONS, INC.

                                       By  \s\ Todd J. Anderson
                                         ----------------------
                                        Its CFO
                                            ---

         CONSULTANT:                   BANKERS AMERICAN CAPITAL
                                       CORPORATION

                                       By \s\ Brad J. Buscher
                                         --------------------
                                        Its Chairman and CEO
                                           -----------------


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